UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2008

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On December 23, 2008, Howard Janzen was appointed non-executive Chairman of the Registrant and will serve on the Nominating Committee.  Mr. Janzen, 54, has been a director on the Board of Directors of the Registrant (the “Board”) since January 2006 and currently serves as Chief Executive Officer and a director of One Communications, a supplier of integrated advanced telecommunications solutions to businesses.  Mr. Janzen is an “independent director” as defined under the current rules of the NASDAQ Stock Market.

(b)           On December 22, 2008, Edward Anderson retired as a director of the Registrant.

Item 8.01. Other Events.

On December 29, 2008, the Registrant announced that its Board intends to recommend amendments to the Registrant’s amended and restated certificate of incorporation at the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) to declassify its board structure.  The Registrant announced that the exact terms of the proposal, including the period over which such declassification will occur, will be determined in the future and described in the Registrant’s proxy materials relating to its 2009 Annual Meeting.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1                           Press release of Sonus Networks, Inc. dated December 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008	SONUS NETWORKS, INC.

By:
/s/ Wayne Pastore
Wayne Pastore
Vice President, Finance and Corporate Controller
(Principal Accounting Officer)

Exhibit Index

99.1                           Press release of Sonus Networks, Inc. dated December 29, 2008.